Exhibit 23.4

Consent of Independent Public Accounting Firm

We have issued our reported dated June 24, 2015, with respect to the financial statements of EFT Source, Inc. contained in the Prospectus, filed on October 9, 2015, relating to the Registration Statement on Form S-1 (File No. 333-206218), which is incorporated by reference in this Registration Statement on Form S-8.  We consent to the incorporation by reference of the aforementioned report in this Registration Statement on Form S-8.

/s/ LBMC, PC

Nashville, Tennessee

October 9, 2015